EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com

Contact: Ron Kessinger
         Senior Executive Vice President, Chief Operating Officer
         800-451-4872 ext.1104
         rkessinger@tgic.com


                       TRIAD GUARANTY INC. REPORTS RECORD
                      QUARTERLY NET INCOME OF $15.8 MILLION


WINSTON-SALEM, N.C., April 28, 2005 -- Triad Guaranty Inc. (NASDAQ: TGIC) today reported first quarter 2005 net income of $15.8 million compared to $14.0 million in the first quarter of 2004, a 12 percent increase. Diluted earnings per share increased 11 percent for the quarter to $1.07 compared to $0.96 in the first quarter of 2004. Realized investment gains, net of taxes, had no meaningful effect on diluted earnings per share in the first quarter of 2005 compared to a contribution of $0.03 per share in the first quarter of 2004.

Darryl W. Thompson, President and Chief Executive Officer, said, "We are pleased with the level of growth in revenues, insurance in force, and net earnings in the first quarter of 2005. Production from structured bulk transactions in the first quarter was approximately equal to our flow production. We are pleased with the continued penetration in both the flow and bulk arenas and expect this positive momentum to continue into the remainder of 2005. Additionally, we were encouraged that delinquent loans at March 31, 2005 were essentially flat when compared to year end."

Insurance in force reached $38.2 billion at March 31, 2005, an increase of 13 percent over a year ago. Total insurance written for the first quarter was $4.3 billion, down from $4.7 billion in the first quarter of 2004. Insurance written on flow business in the first quarter totaled $2.2 billion, down from $2.4 billion in the first quarter of 2004. Insurance written attributable to structured bulk transactions totaled $2.1 billion in the first quarter of 2005 compared to $2.3 billion for the same period of 2004. Refinance business represented 35 percent of new originations on flow business in the first quarter of 2005, the same as the first quarter of 2004.

Earned premiums for the first quarter of 2005 amounted to $38.8 million, an increase of 15% over the same period a year ago. The increase in earned premiums resulted from growth of insurance in force, reflecting continued solid production coupled with an increase in persistency. Persistency, or the percentage of insurance remaining in force compared to one year prior, was 67.8 percent at March 31, 2005 compared to 54.6 percent at March 31, 2004.

The Company's expense ratio was 28.1 percent for the first quarter of 2005 compared to 29.4 percent in the first quarter of 2004. The loss ratio was 27.4 percent for the first quarter of 2005 compared to 26.3 percent for the first quarter of 2004. The Company's ratio of delinquent loans to total policies in force was 2.00 percent at March 31, 2005 compared to 1.89 percent at March 31, 2004. Incurred losses amounted to $10.6 million in the first quarter of 2005 compared to $8.9 million in the first quarter of 2004.

According to Thompson, "The first quarter of 2005 was another strong quarter for Triad. We expect continued growth in earned premiums through further growth of insurance in force. Our loss development for 2005 continues to meet our expectations based upon the age and the mix of business of our insurance in force. "



Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.

Diluted realized investment gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sales of investments had on earnings.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                     - ### -
  (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                               Triad Guaranty Inc.
                          Consolidated Income Statement
                                   (Unaudited)

                                                                 Three Months Ended
                                                                      March 31,
                                                              2005               2004
                                                              ----               ----
                                                   (Dollars in thousands except per share amounts)
Premiums written:
  Direct                                                     $ 48,327          $ 40,317
  Ceded                                                        (9,616)           (7,971)
                                                             --------          --------
     Net premiums written                                    $ 38,711          $ 32,346
                                                             ========          ========

Earned premiums                                              $ 38,777          $ 33,812
Net investment income                                           5,415             4,586
Net realized investment gains                                       7               577
Other income                                                        9                 3
                                                             --------          --------
  Total revenues                                               44,208            38,978

Net losses and loss adjustment expenses                        10,630             8,883
Interest expense on debt                                          693               693
Amortization of deferred policy acquisition costs               3,657             3,185
Other operating expenses - net                                  7,217             6,340
                                                             --------          --------
Income before income taxes                                     22,011            19,877
Income taxes                                                    6,251             5,833
                                                             --------          --------
Net income                                                   $ 15,760          $ 14,044
                                                             ========          ========

Basic earnings per share                                     $   1.08          $   0.97
Diluted earnings per share                                   $   1.07          $   0.96

Weighted average common and common
        stock equivalents outstanding (in thousands)
  Basic                                                        14,618            14,459
  Diluted                                                      14,778            14,671

NON-GAAP INFORMATION:
     Diluted realized investment gains per share,
        net of taxes                                         $      -          $   0.03

                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                                 (Unaudited)                          (Unaudited)
                                                                   March 31,        December 31,        March 31,
                                                                     2005               2004               2004
                                                                     ----               ----               ----
                                                                 (Dollars in thousands except per share amounts)
Assets:
     Invested assets:
        Fixed maturities, available for sale, at market           $   472,990       $   454,121       $   403,568
        Equity securities, available for sale, at market               10,118            10,272            12,477
     Short-term investments                                            15,354            16,095            12,863
                                                                  -----------       -----------       -----------
                                                                      498,462           480,488           428,908

     Cash                                                               4,123             6,865             4,736
     Deferred policy acquisition costs                                 33,023            32,453            30,863
     Prepaid federal income tax                                       118,777           119,132            98,124
     Other assets                                                      32,222            33,097            32,935
                                                                  -----------       -----------       -----------

          Total assets                                            $   686,607       $   672,035       $   595,566
                                                                  ===========       ===========       ===========

Liabilities:
     Losses and loss adjustment expenses                          $    34,825       $    34,042       $    29,945
     Unearned premiums                                                 15,843            15,942            14,158
     Deferred income tax                                              141,702           137,925           121,480
     Long-term debt                                                    34,495            34,493            34,488
     Other liabilities                                                  8,937            12,290             9,236
                                                                  -----------       -----------       -----------

         Total liabilities                                            235,802           234,692           209,307

Stockholders' equity:
     Retained earnings                                                346,388           330,628           286,256
     Accumulated other comprehensive income                             9,912            13,218            12,811
     Other equity accounts                                             94,505            93,497            87,192
                                                                  -----------       -----------       -----------
        Total stockholders' equity                                    450,805           437,343           386,259
                                                                  -----------       -----------       -----------


Total liabilities and stockholders' equity                        $   686,607       $   672,035       $   595,566
                                                                  ===========       ===========       ===========

Stockholders' equity per share:
     Including unrealized investment gains                        $     30.70       $     29.89       $     26.68
     Excluding unrealized investment gains                        $     30.02       $     28.99       $     25.80

Common shares outstanding                                          14,684,648        14,631,678        14,476,623

                               Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                     (Unaudited except for year-end periods)

                                         Mar 31,    Dec 31,  Sep 30, Jun 30,   Mar 31,  Dec 31,  Sep 30,   Jun 30,  Mar 31,
                                          2005       2004     2004     2004     2004     2003     2003      2003     2003
                                                           (Dollars in millions unless otherwise indicated)

Direct insurance in force                 $38,218   $36,827  $35,821  $34,757  $33,886  $31,748  $29,291   $26,914  $26,004
    - Flow business                       $28,314   $28,191  $27,936  $27,385  $27,224  $26,901  $25,918   $24,680  $23,400
    - Bulk business                       $ 9,904   $ 8,636  $ 7,885  $ 7,372  $ 6,662  $ 4,847  $ 3,373   $ 2,234  $ 2,604

Alt-A insurance in force                  $11,632   $10,136  $ 9,092  $ 8,202  $ 7,345  $ 5,436  $ 3,986   $ 2,871  $ 2,824
    - Flow business                       $ 2,004   $ 1,836  $ 1,600  $ 1,315  $ 1,238  $ 1,203  $ 1,117   $   978  $   811
    - Bulk business                       $ 9,628   $ 8,300  $ 7,492  $ 6,887  $ 6,107  $ 4,233  $ 2,869   $ 1,893  $ 2,013

Direct risk in force (gross)              $ 7,705   $ 7,627  $ 7,506  $ 7,309  $ 7,207  $ 7,024  $ 6,610   $ 6,245  $ 6,002
Net risk in force                         $ 7,099   $ 7,049  $ 6,956  $ 6,797  $ 6,734  $ 6,590  $ 6,210   $ 5,893  $ 5,699

Risk-to-capital ratio                      13.7:1    14.0:1   14.4:1   14.6:1   15.2:1   15.3:1   15.1:1    15.0:1   15.2:1

Number of insured loans                   272,839   266,574  260,591  254,510  249,683  236,234  221,053   205,046  195,928
    - Flow business                       212,754   212,596  211,300  208,384  207,314  205,033  198,366   189,161  178,868
    - Bulk business                        60,085    53,978   49,291   46,126   42,369   31,201   22,687    15,885   17,060

Annual persistency                          67.8%     67.6%    66.8%    59.9%    54.6%    50.7%    49.0%     54.6%    59.1%
Quarterly persistency run rate              68.8%     61.9%    63.0%    56.9%    68.5%    46.3%    19.3%     33.6%    50.8%

Average loan size ($ thousands)
    - Flow business                       $ 133.1   $ 132.6  $ 132.2  $ 131.4  $ 131.3  $ 131.2  $ 130.7   $ 130.5  $ 130.8
    - Bulk business                       $ 164.8   $ 160.0  $ 160.0  $ 159.8  $ 157.2  $ 155.4  $ 148.7   $ 140.7  $ 152.7

Average severity ($ thousands)
    - Flow business                       $  25.4   $  24.1  $  21.2  $  25.6  $  27.4  $  28.2  $  25.0   $  22.5  $  22.5
    - Bulk business                       $  27.4   $  27.0  $  17.6  $  22.5  $  30.2  $  26.9  $  20.0   $  12.3  $  27.5
Net paid claims and LAE ($ thousands)     $ 9,848   $ 8,551  $ 7,453  $ 6,879  $ 6,124  $ 5,466  $ 4,933   $ 4,046  $ 3,560
    - Flow business                       $ 8,454   $ 6,339  $ 6,368  $ 6,024  $ 5,355  $ 4,632  $ 4,070   $ 3,800  $ 3,419
    - Bulk business                       $ 1,394   $ 2,212  $ 1,085  $   855  $   769  $   834  $   863   $   246  $   141

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's inforce and related data totals until the loan level detail is reported to the Company. At March 31, 2005, the Company had approximately $877 million of structured transactions with effective dates within the first quarter for which loan level detail had not been received.

                               Triad Guaranty Inc.
             Sequential Quarterly Statistical Information (con't.)
                     (Unaudited except for year-end periods)


                                         Mar 31,    Dec 31,  Sep 30, Jun 30,   Mar 31,  Dec 31,  Sep 30,   Jun 30,  Mar 31,
                                          2005       2004     2004     2004     2004     2003     2003      2003     2003
                                                           (Dollars in millions unless otherwise indicated)

Total delinquent loans                      5,463     5,445    5,008    4,765    4,722    4,242    3,700     3,351    3,009
    - Flow business                         3,694     3,739    3,469    3,319    3,343    3,053    2,675     2,510    2,280
    - Bulk business                         1,769     1,706    1,539    1,446    1,379    1,189    1,025       841      729
         With deductibles                     538       410      197      121       66       17        -         -        -
         Without deductibles                1,231     1,296    1,342    1,325    1,313    1,172    1,025       841      729
Total delinquency rate                      2.00%     2.04%    1.92%    1.87%    1.89%    1.80%    1.67%     1.63%    1.54%
    - Flow business                         1.74%     1.76%    1.64%    1.59%    1.61%    1.49%    1.35%     1.33%    1.27%
    - Bulk business                         2.94%     3.16%    3.12%    3.13%    3.25%    3.81%    4.52%     5.29%    4.27%

Risk Inforce by credit score - Flow
    Under 575                                0.7%      0.7%     0.7%     0.8%     0.8%     0.8%     0.8%      0.8%     0.7%
     575 - 619                               4.8%      4.7%     4.7%     4.7%     4.6%     4.6%     4.5%      4.6%     4.5%
     620 and above                          94.5%     94.6%    94.6%    94.5%    94.6%    94.6%    94.7%     94.6%    94.8%
Risk Inforce by credit score - Bulk
    Under 575                                1.1%      1.4%     1.8%     2.3%     2.8%     4.1%     4.4%      3.8%     3.7%
     575 - 619                               3.2%      3.9%     4.5%     5.2%     6.5%     8.5%    10.3%     12.5%    12.2%
     620 and above                          95.7%     94.7%    93.7%    92.5%    90.7%    87.4%    85.3%     83.7%    84.1%

Insurance in force subject to captive
   reinsurance arrangements                 42.0%     43.3%    43.7%    43.3%    43.0%    43.6%    43.9%     43.4%    41.4%

Loss ratio - GAAP                           27.4%     27.0%    25.8%    22.5%    26.3%    21.6%    20.0%     19.0%    18.7%
Expense ratio - GAAP                        28.1%     27.8%    28.6%    29.7%    29.4%    34.0%    32.7%     29.3%    32.9%
Combined ratio - GAAP                       55.5%     54.8%    54.4%    52.2%    55.7%    55.6%    52.7%     48.3%    51.6%

Total insurance written                   $ 4,294   $ 4,082  $ 4,013  $ 4,414  $ 4,663  $ 5,224  $ 6,652   $ 4,853  $ 3,766
     - Flow                               $ 2,161   $ 2,456  $ 2,665  $ 2,950  $ 2,380  $ 3,255  $ 5,028   $ 4,667  $ 3,630
     - Bulk                               $ 2,133   $ 1,626  $ 1,348  $ 1,464  $ 2,282  $ 1,969  $ 1,624   $   186  $   136

NIW subject to captive reinsurance
    arrangements
    - Flow business                         47.5%     52.8%    51.3%    58.7%    60.3%    50.3%    44.1%     43.3%    48.5%

New risk written (gross)                  $   602   $   688  $   751  $   805  $   693  $   991  $ 1,305   $ 1,094  $   869

Product mix as a % of flow insurance
    written:
     95% LTV's                              43.1%     46.5%    50.0%    47.2%    45.0%    45.0%    42.3%     39.5%    37.4%
     ARMs                                   38.1%     36.7%    37.0%    33.2%    26.9%    26.1%    18.3%     14.5%    14.1%
     Monthly premium                        93.1%     93.5%    93.3%    90.7%    91.1%    83.1%    75.8%     71.4%    76.3%
     Annual premium                          5.7%      6.1%     6.2%     9.0%     8.5%    16.4%    23.7%     28.2%    23.3%
     Refinances                             35.0%     30.1%    22.0%    32.3%    35.4%    38.5%    52.3%     55.1%    57.2%